EXHIBIT 16


                           LETTERHEAD OF WHITLEY PENN



October 17, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



RE:      Empiric Energy, Inc.
         Commission File No. 33-77120



We were previously the independen auditor of Empiric Energy, Inc. and we reported on the financial statements of Empiric Energy, Inc. as of and for the years ended December 31, 2002 and 2001. On September 8, 2003, we resigned as the independent auditor. We have read Empiric Energy, Inc.'s statements included under Item 4 of its Form 8-K dated October 17, 2003 and we agree with such statements.



                                        /s/ Whitley Penn
                                        WHITLEY PENN, formerly
                                        JACKSON & RHODES, P.C.